                                                                   EXHIBIT 10.48

================================================================================


                              AGREEMENT OF LEASE

                                    between

                   PURCHASE CORPORATE PARK ASSOCIATES, L.P.

                                   Landlord,

                                      and

                               INTERLIANT, INC.

                                    Tenant,

                              Dated: May 31, 2000

                                   PREMISES:

                            THE CENTRE AT PURCHASE

                            TWO MANHATTANVILLE ROAD

                              PURCHASE, NEW YORK

                          A portion of the 2nd Floor


================================================================================

                             TABLE OF CONTENTS
                             -----------------

                                                               Page
                                                               ----
ARTICLE 1     PREMISES, COMMENCEMENT OF TERM, TERM AND RENT...    1

ARTICLE 2     LAYOUT AND FINISH...............................    2

ARTICLE 3     TAX ESCALATION..................................    5

ARTICLE 4     EXPENSE ESCALATION..............................   10

ARTICLE 5     USE.............................................   17

ARTICLE 6     ALTERATIONS AND INSTALLATIONS...................   18

ARTICLE 7     REPAIRS.........................................   21

ARTICLE 8     REQUIREMENTS OF LAW.............................   23

ARTICLE 9     INSURANCE, LOSS, REIMBURSEMENT, LIABILITY.......   24

ARTICLE 10    LANDLORD'S LIABILITY............................   26

ARTICLE 11    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.........   27

ARTICLE 12    ELECTRICITY.....................................   31

ARTICLE 13    DAMAGE BY FIRE OR OTHER CAUSE...................   34

ARTICLE 14    CONDEMNATION....................................   36

ARTICLE 15    ACCESS TO DEMISED PREMISES; CHANGES.............   37

ARTICLE 16    DEFAULT.........................................   38

ARTICLE 17    RE-ENTRY BY LANDLORD, INJUNCTION................   40

ARTICLE 18    DAMAGES.........................................   41

ARTICLE 19    LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS   43

ARTICLE 20    QUIET ENJOYMENT.................................   44

ARTICLE 21    SERVICES AND EQUIPMENT..........................   44

ARTICLE 22    DEFINITIONS.....................................   47

ARTICLE 23    INVALIDITY OF ANY PROVISION.....................   48

ARTICLE 24    BROKERAGE.......................................   48

ARTICLE 25    SUBORDINATION...................................   49

ARTICLE 26    CERTIFICATES OF LANDLORD AND TENANT.............   50

ARTICLE 27    LEGAL PROCEEDINGS WAIVER OF JURY TRIAL..........   51

ARTICLE 28    SURRENDER OF PREMISES...........................   52

ARTICLE 29    RULES AND REGULATIONS...........................   52

ARTICLE 30    CONSENTS AND APPROVALS..........................   53

ARTICLE 31    NOTICES.........................................   54

ARTICLE 32    NO WAIVER.......................................   54

ARTICLE 33    CAPTIONS........................................   55

ARTICLE 34    INABILITY TO PERFORM............................   55

ARTICLE 35    NO REPRESENTATIONS BY LANDLORD..................   56

ARTICLE 36    NAME OF THE BUILDING PROJECT....................   56

ARTICLE 37    RESTRICTIONS UPON USE...........................   56

ARTICLE 38    INDEMNITY.......................................   57

ARTICLE 39    SECURITY DEPOSIT................................   57

ARTICLE 40    MISCELLANEOUS...................................   58

ARTICLE 41    COMMON AREAS AND PARKING........................   60

ARTICLE 42    EXTENSION OF TERM...............................   62


EXHIBITS

EXHIBIT A     SITE PLAN.......................................  A-1

EXHIBIT B     DESCRIPTION OF LAND.............................  B-1

EXHIBIT C     FLOOR PLAN......................................  C-1

EXHIBIT D     WORK LETTER.....................................  D-1

EXHIBIT D-1   PLANS AND SPECIFICATIONS........................  D-3

EXHIBIT E     HVAC SPECIFICATIONS.............................  E-1

EXHIBIT F     CLEANING SPECIFICATIONS.........................  F-1

EXHIBIT G     RULES AND REGULATIONS...........................  G-1

          AGREEMENT OF LEASE made as of this 31/st/ day of May, 2000, between PURCHASE CORPORATE PARK ASSOCIATES, L.P., a New York limited partnership having an office at Two Manhattanville Road, Purchase, New York 10577 (hereinafter referred to as "Landlord") and INTERLIANT, INC., a Delaware corporation having
                --------
an office at Two Manhattanville Road, Purchase, New York 10577 (hereinafter referred to as "Tenant").
                ------

                             W I T N E S S E T H :

          Landlord and Tenant hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant and agree as follows:


                                   ARTICLE 1

                 PREMISES, COMMENCEMENT OF TERM, TERM AND RENT

          1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to any ground leases and/or underlying leases and/or mortgages as hereinafter provided, and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, in the building designated Building A/B on the site plan annexed hereto as Exhibit A (hereinafter referred
                                                ---------
to as the "Building") on land (the "Land") located in the Town of Harrison,
           --------                 ----
County of Westchester, State of New York and as more particularly described in Exhibit B annexed hereto, in the office park commonly known as "The Centre at
---------                                                       -------------
Purchase", the following space:  a portion of the second (2nd) floor designated
--------
on Exhibit C annexed hereto (the "demised premises").  The term of this Lease
   ---------                      ----------------
shall commence on the date that is the earlier to occur of: (i) the substantial completion of Landlord's Work (as hereinafter defined) or (ii) the date Tenant or anyone claiming under or through Tenant first occupies the demised premises for the conduct of its business (hereinafter referred to as the "Commencement
                                                                 ------------
Date") and shall end on July 31, 2005 (hereinafter referred to as the
----
"Expiration Date") or until such term shall earlier cease and terminate as
----------------
hereinafter provided.

          1.2 On the Commencement Date, Tenant shall pay to Landlord a fixed annual rent ("fixed annual rent")of One Hundred Thirty-Eight Thousand Forty
              -----------------
00/100 Dollars ($138,040.00) per year, for the period commencing on the Commencement Date and ending on the Expiration Date.

          Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during the term of this Lease, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent as specifically set forth in Articles 13 and 14 hereof.

          1.3 Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, by good and sufficient check (subject to collection) drawn on a bank which is a member of the New York Clearinghouse Association or another bank approved in writing by Landlord. Tenant is paying the first month's rent upon the execution hereof. Fixed annual rent and the monthly payments set forth in Section 4.4(b)(i) shall be paid when due in accordance with the terms of this Lease. All other sums payable by Tenant hereunder shall be payable within ten (10) days after written demand for same, unless other payment dates are hereinafter provided. All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent, the default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent.

          1.4 If Tenant shall fail to pay when due any installment of fixed annual rent for a period of ten (10) days after written notice is given to Tenant that such installment shall have become due, or if Tenant shall fail to pay any payment of additional rent for a period of ten (10) days after written notice is given to Tenant that such payment shall have become due, then without regard to any other remedies which Landlord may have as a consequence of such default, Tenant shall pay interest thereon at the "Interest Rate" (as such term
                                                   -------------
is defined in Article 22 hereof), from the date when such installment shall have become due or notice of such additional rent being due is given (as the case may be) to the date of the payment thereof, and such interest shall be deemed additional rent.

                                   ARTICLE 2

                               LAYOUT AND FINISH

          2.1 On or before August 1, 2000, Landlord, at Tenant's cost and expense, in a professional and workmanlike manner, and subject to the terms, conditions and covenants, set forth in Exhibit D annexed hereto, shall make and
                                       ---------
complete the work and installations in and to the demised premises for Tenant's occupancy in the manner set forth below so that the demised premises will be executive, general and administrative offices appropriate for a first class office building in Westchester County, New York.

          2.2 The demised premises shall be deemed substantially ready for occupancy when (i) "Landlord's Work" (as such term is defined in Section 2.1 of
                    ---------------
Exhibit D annexed hereto) shall have been substantially completed as reasonably
---------
determined by Design Consultants (the "Tenant's Architect") and (ii) a
                                       ------------------
certificate of occupancy shall have been issued by the appropriate local authority permitting lawful occupancy of the demised premises. Landlord's Work shall be deemed to have been substantially completed (i) despite the fact that minor or insubstantial details of construction, decoration or mechanical adjustment remain to be performed, provided the demised premises are accessible and usable by the Tenant for the permitted use as stated in Section 5.1 hereof as reasonably determined by the Tenant and the Tenant's Architect (Landlord will diligently complete such details of construction, decoration or mechanical adjustment), and (ii) if Landlord's Work has been substantially completed except for portions thereof which under good construction scheduling practice should be done after still uncompleted work which Tenant wishes to perform at the demised premises. If, as of the Commencement Date, Landlord shall have obtained only a temporary certificate of occupancy with respect to the demised premises, Landlord shall diligently thereafter attempt to obtain a permanent certificate of occupancy therefor.

          2.3 The Commencement Date shall be deemed to have occurred on the date (and Tenant shall be obligated to pay fixed annual rent and additional rent as of such date) when the demised premises reasonably would have been substantially ready for occupancy except for "Tenant's Delay" (as such term is
                                              --------------
defined in Exhibit D hereof) or Tenant's failure of compliance with the
           ---------
provisions of Exhibit D hereof, even though no certificate of occupancy or other
              ---------
similar certificate or permit (temporary or final) has been issued or no work to be done by Landlord has been commenced or completed.

          2.4 Landlord shall, in accordance with the foregoing, fix the Commencement Date and shall notify Tenant of the date so fixed. When the Commencement Date has been so determined, at Landlord's or Tenant's request, the parties hereto shall within fifteen (15) days after such request, execute a written certificate confirming such date as the Commencement Date. Any failure of the parties to execute such written certificate shall not affect the validity of the Commencement Date as fixed and determined by Landlord as aforesaid.

          2.5 Subject to the provisions of Section 2.2 hereof, Tenant by entering into occupancy of the demised premises shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy had performed all of its obligations here under and that the demised premises were in satisfactory condition as of the date of such occupancy, unless within (a) ten (10) days after such date Tenant shall give written notice (here-inafter called the "Punchlist Notice") to Landlord specifying the respects in
                    ----------------
which the same were not in satisfactory condition, or (b) twelve (12) months from such date Tenant shall give notice to Landlord (hereinafter called the "Latent Defects Notice") specifying the latent defects in the demised premises,
 ---------------------
in which event the demised premises shall be conclusively deemed to be in satisfactory condition except for the items set forth in the Punchlist Notice or Latent Defects Notice which items Landlord shall act diligently to complete or correct, as the case may be. The giving of the Punchlist Notice shall have no effect whatsoever upon the Commencement Date. The following conditions shall also apply to Landlord's Work:

          (a) Landlord, at Tenant's expense, shall file all required architectural, mechanical and electrical drawings and obtain all necessary permits, and shall furnish and perform all engineering and engineering drawings in connection with Landlord's Work.

          (b) Prior to Tenant's occupancy of any portion of the demised premises for the conduct of Tenant's business, Landlord, at Tenant's expense, shall procure a temporary certificate of occupancy for such portion. Thereafter, Landlord shall diligently proceed to obtain a permanent certificate of occupancy.

          2.6  Landlord agrees to make a contribution ("Landlord's
                                                        ----------
Contribution") of Forty-Seven Thousand Six Hundred 00/100 DOLLARS ($47,600.00) to pay to directly to contractors or subcontractors engaged to perform Landlord's Work. Landlord's Work shall become the property of Landlord and shall remain as part of the demised premises.

          2.7 Total Cost for Landlord's Work shall not exceed the actual costs of such work (which may include architect's fees, engineering fees and costs incurred in connection with obtaining any required permits) plus Landlord's fee of ten (10%) percent of the actual cost. After deduction of Landlord's Contribution from the Total Cost of Landlord's Work, Tenant shall pay any remaining balance to Landlord within thirty (30) days of demand as additional rent.

          2.8 If the Total Cost for Landlord's Work does not exceed Landlord's Contribution, and provided Tenant is not then in default of any of the terms, covenants and conditions of this Lease on Tenant's part to observe, perform or comply with, which default continues after notice and the expiration of any applicable cure period, then such remaining balance of Landlord's Contribution shall be applied by Landlord to Tenant's initial monthly payment(s) of fixed annual rent.


                                   ARTICLE 3

                                TAX ESCALATION

          3.1 Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with the provisions of this Article.

          3.2  Definitions:

          (a)  the term "Tax Year" shall mean each period of twelve months,
                         --------
commencing on the first day of January, in which occurs any part of the term of this Lease;

          (b)  the term the "A/B Building" or "Building A/B" shall mean the
                             ------------      ------------
Building;

          (c)  the term the "Land" shall have the meaning set forth in Article
                             ----
1.1.;

          (d)  the term "Comparative Year" shall mean the calendar year
                         ----------------
commencing on January 1, 2000 and each subsequent calendar year;

          (e)  the term "Land Taxes" shall mean the total of all real estate and
                         ----------
other taxes and special, general, extraordinary or other assessments, sewer rents, water charges, occupancy taxes, school taxes, and other taxes or charges of any kind or nature levied, assessed, imposed or attributable at any time by any governmental authority (including without limitation any town, city, district, county, village, school district or public transportation authority) upon or against the Land, and also any tax, assessment, or charge, levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Land to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes, assessments or charges, or additions or increases thereof. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Land Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Land Taxes" for the purposes hereof. The term "Land Taxes" shall not be deemed
 ----------
to include (i) gift or inheritance taxes, (ii) corporate franchise taxes or similar business taxes imposed on non-corporate business entities, (iii) realty transfer taxes or real property transfer gains taxes imposed in connection with the sale of or the lease of all or substantially all of the Land or the A/B Building, Building C or Building D (as designated on Exhibit A), (iv) mortgage
                                                     ---------
recording taxes or (v) income taxes, except with respect to any such taxes assessed or imposed in lieu of real estate taxes or any portion thereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in Land Taxes. If, by law, any assessment shall be payable in installments, then, for the purposes hereof (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and
(ii) there shall be included in Land Taxes, for each Tax Year in which such installments may be paid, the installments of such assessment so becoming payable during such Tax Year, together with interest payable during such Tax Year;

          (f)  the term "Building Taxes" shall have the meaning set forth in
                         --------------
(e), above, except that the phrases "Land Taxes" and "Land" shall be changed to read "Building Taxes" and the "Building", respectively;

          (g)  the term "Land Tax Base Factor" shall mean the amount of Taxes
                         --------------------
attributable to the Land for the calendar year 2000;

          (h)  the term "Building Tax Base Factor" shall mean the Building Taxes
                         ------------------------
for the calendar year 2000;

          (i)  the term "the Building Project" shall mean the Land with all the
                         --------------------
improvements thereon (including, without limitation, the office building(s) and parking areas erected thereon);

          (j)  the term "the Land Percentage," for purposes of computing the Tax
                         -------------------
Escalation Payments (as hereinafter defined) to be made pursuant to this Article 3 and the Expense Payments (as hereinafter defined) to be made pursuant to
Article 4, shall (subject to the provisions of Article 3.10 hereof) mean eighty-five one hundredths of one percent (.85%). The Land Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the demised premises and the denominator of which is the rentable square foot area of the office building(s) comprising the Building Project. The parties agree that the rentable square foot area of the demised premises shall be deemed to be 4,760 rentable square feet and that the rentable square foot area of the D Building shall be deemed to be 190,137, the rentable square foot area of the building designated Building C on Exhibit A annexed
                                                          ---------
hereto shall be deemed to be 86,804, the rentable square foot area of the building designated Building A/B on Exhibit A annexed hereto shall be deemed to
                                    ---------
be 281,837, and that the total rentable square foot area of all the office building(s) comprising a part of the Building Project shall be deemed to be 558,778 rentable square feet. Tenant acknowledges that the Land Percentage will be adjusted in the event that the rentable area of the office space comprising the Building Project shall be increased or reduced.

          (k)  the term "the Building Percentage," for purposes of computing the
                         -----------------------
Tax Escalation Payments (as hereinafter defined) to be made pursuant to this Article and the Expense Payments (as hereinafter defined], shall mean one and sixty-nine one hundredths of one percent (1.69%). The Building Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the demised premises and the denominator of which is the rentable square foot area of the A/B Building. The parties agree that the rentable square foot area of the demised premises shall be deemed to be 4,760 rentable square feet and that the total rentable square foot area of the A/B Building shall be deemed to be 281,837 rentable square feet;

          (l)  the term "Tax Escalation Statement" shall mean a written
                         ------------------------
statement setting forth the amount payable by Tenant for a specified Comparative Year pursuant to this Article, which Tax Escalation Statement shall be accompanied by a copy of the applicable tax bills from the taxing authorities when available; and

          (m)  the term "Taxes" shall mean collectively the Land Taxes and the
                         -----
Building Taxes.

          3.3 In the event that the Land Taxes payable for any Comparative Year shall exceed the Land Tax Base Factor, Tenant shall pay a tax escalation to Landlord, as additional rent for such Comparative Year, in an amount equal to the Land Percentage of the excess. In the event that the Building Taxes payable for any Comparative Year shall exceed the Building Tax Base Factor, Tenant shall pay a tax escalation to Landlord as additional rent for such Comparative Year, in an amount equal to the Building Percentage of such excess. Any such amounts being payable by Tenant pursuant to this Section 3.3 are hereinafter called the "Tax Escalation Payment." Before or after the start of each Comparative Year,
 ----------------------
Landlord shall furnish to Tenant a Tax Escalation Statement of the Taxes payable for such Comparative Year or reasonable estimates thereof if bills are not yet available. If the Land Taxes payable or estimated to be payable for such Comparative Year exceed the Land Tax Base Factor, additional rent for such Comparative Year in an amount equal to the Land Percentage of the excess shall be due from Tenant to Landlord after Landlord has furnished Tenant with the Tax Escalation Statement. If the Building Taxes payable or estimated to be payable for such Comparative Year exceed the Building Tax Base Factor, additional rent for such Comparative Year in an amount equal to the Building Percentage of the excess shall be due from Tenant to Landlord after Landlord has furnished Tenant with the Tax Escalation Statement. Tenant agrees to make payments on account of the additional rent for each Comparative Year in twelve (12) monthly installments, each in an amount equal to one-twelfth (1/12) of the Tax Escalation Payment, which installments may be adjusted by Landlord as bills are received for which estimates were used. If, as finally determined, the amount of additional rent payable by Tenant to Landlord pursuant to this Section 3.3 for a Comparative Year shall be greater than (resulting in an underpayment) or be less than (resulting in an overpayment) the aggregate of all the installments so paid on account to Landlord by Tenant for such Comparative Year, then, promptly after the receipt of the Tax Escalation Statement for such Comparative Year and, in performance of its obligations under this Article, Tenant shall, in the case of such an underpayment, pay to Landlord an amount equal to such underpayment with interest thereon at the Interest Rate or Landlord shall, in the case of such an overpayment, either (i) pay to Tenant an amount equal to such overpayment with interest thereon at the Interest Rate or (ii) credit against the next installment(s) of fixed annual rent due from Tenant an amount equal to such overpayment with interest at the Interest Rate. If a Tax Escalation Statement is furnished to Tenant after the commencement of the Comparative Year in respect of which such Tax Escalation Statement is rendered, Tenant shall, within fifteen (15) days thereafter pay to Landlord an amount equal to those installments of the total Tax Escalation Payment payable as provided in this Section 3.3 during the period prior to the first day of the month next succeeding the month in which the applicable statement has been furnished.

          3.4 If, after Tenant shall have made a payment of additional rent under this Article, the Taxes payable for any Comparative Year on which such payment of additional rent shall have been based shall be changed, then the amount payable for that Comparative Year shall be revised to reflect such change and appropriate adjustments promptly made between Landlord and Tenant. If, after Tenant shall have made a payment of additional rent under this Article, Landlord shall receive a refund of any portion of the Taxes payable for any Comparative Year on which such payment of additional rent shall have been based, as a result of a reduction of such Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall either

(i) after receiving the refund pay to Tenant the Land or Building Percentage, as the case may be, of the refund or (ii) credit against the next installment(s) of fixed annual rent due from Tenant an amount equal to the Land or Building Percentage of the refund, as the case may be.

          3.5 The Tax Escalation Statement to be furnished by Landlord as provided in this Article shall constitute a final determination as between Landlord and Tenant of the Tax Escalation Payment for the periods represented thereby unless Tenant shall have paid the amount thereof and, within sixty (60) days after the Tax Escalation Statement is furnished, shall give a notice to Landlord that it disputes its accuracy or its appropriateness which notice shall specify the particular respects in which the Tax Escalation Statement is inaccurate or inappropriate. Copies of the tax bills and the relevant records in the tax assessor's office shall be deemed prima facie evidence of the facts
                                             ----- -----
set forth on the Tax Escalation Statement.

          3.6 In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article.

          3.7 Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior date, a proportionate share of said additional rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. Such proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent due from Tenant, as aforesaid, and Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

          3.8 Landlord's and Tenant's obligation to make the adjustments referred to in Section 3.3 hereof above shall survive any expiration or termination of this Lease. After the termination of the Lease, the final adjustment for the Tax Escalation Payment pursuant to this Article 3 shall be made as soon as practicable, and if Landlord retains any moneys of Tenant due to excess payments made by Tenant hereunder, such excess moneys shall be promptly refunded to Tenant after such final adjustment has been made.

          3.9 Any delay or failure of Landlord to bill any Tax Escalation Payment as provided in this Article 3 shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such Tax Escalation Payment.

          3.10 Notwithstanding any other provision of this Article 3 to the contrary, if the parcel of land on which any of the buildings comprising a part of the Building Project shall be assessed as a separate tax lot, the Land Percentage and the Land Tax Base Factor shall be appropriately adjusted.

                                   ARTICLE 4

                              EXPENSE ESCALATION

          4.1 Tenant shall pay to Landlord, as additional rent, expense escalation in accordance with this Article.

          4.2  Definitions:

          (a)  the term "Building Expense Base Factor" shall mean the amount of
                         ----------------------------
Building Expenses incurred for the calendar year 2000;

          (b)  the term "Non-Building Expense Base Factor" shall mean the amount
                         --------------------------------
of Non-Building Expenses incurred for the calendar year 2000;

          (c)  the term "Expense Escalation Statement" shall mean a written
                         ----------------------------
statement setting forth the amount payable by Tenant for a specified Comparative Year pursuant to this Article;

          (d)  the term "Building Expenses" shall mean the total amount of all
                         -----------------
costs and expenses incurred or paid by Landlord with respect to and in connection with the operation, maintenance, replacement and/or normal operating repair of the Building, including, without limitation, the cost incurred for (i) air conditioning; (ii mechanical ventilation; (ii heating; (iv cleaning comparable to the Cleaning Specifications annexed as Exhibit F; (i) rubbish
                                                     ---------
removal; (ii) window washing (interior and exterior, including inside partitions); (iii) elevators; (iv) escalators; (v) porter and matron service;
(vi) electric current including electricity for heating, ventilation, air-conditioning and exterior lighting to the Building and the parking areas appurtenant thereto (excluding, however, the cost of any electricity in the Building directly metered to tenants or otherwise allocable to space in the Building demised to tenants); (vii) oil, purchased steam or any other fuel consumed at the Building; (viii) protection and security; (ix) ordinary maintenance (including but not limited to regular painting of non-tenanted areas at the Building); (x) maintenance and repair of lobby decorations; (xi) interior landscape work and maintenance; (xii) premiums for fire, extended coverage, any boiler, sprinkler, apparatus, war risk (if expressly required by mortgagee of Landlord) and property damage insurance, rental and plate glass insurance and any other insurance required by a mortgagee of Landlord; (xiii) supplies; (xix) wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees of Landlord; (xx) uniforms and working clothes for such employees and the cleaning thereof; (xxi) expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to such employees;
(xxii) worker's compensation insurance, payroll, social security, unemployment and other taxes with respect to such employees; (xxiii) sales, utility and use taxes and other taxes of like import related to services rendered or products purchased for common areas of the Building; (xxiv) water rates and sewer rates;
(xxv) all operating charges incurred by any superintendent's and manager's offices in the operation and maintenance of the Building; (xxvi) charges for maintenance and service contracts for all areas of the Building; (xxvii) all other operating costs and expenses of repair, operation and maintenance of the Building excluding fines or penalties caused by Landlord's negligent acts or omissions or ; (xxviii) the fees of the manager and superintendent, their assistants and any clerical staff working for such superintendent or manager whose duties are connected with the maintenance and operation of the Building;
(xxix) reasonable professional and consulting fees, including legal and audit fees; the expenses, including payments to attorneys, appraisers and other experts incurred by Landlord in connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the Taxes payable or paid upon or against the Building; (xxx) whether or not capitalized under generally accepted accounting principles, the cost of repairs and the cost of replacements made in connection with repairs of cables, fans, pumps, boilers, cooling equipment, wiring the electrical fixtures and metering, control and distribution equipment, window washing equipment and snow removal equipment, and component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems); and (xxxi) managing agents' fees comparable to those charged by other managing agents in Westchester County who manage similar building projects, or if Landlord elects to manage (or have an affiliate manage) the Building, an annual fee, for management of the Building, in an amount equal to three percent (3%) of the rental revenues received by Landlord from the Building for the Comparative Year in question.

Provided, however, that the following items shall be excluded from Building
Expenses:

        (i)  leasing commissions;

        (ii) cost of repairs or replacements incurred by reason of fire or other casualty (to the extent that Landlord is compensated therefor through proceeds of insurance above deductible amounts), or caused by the exercise of the right of eminent domain (to the extent the same is covered by any condemnation award);

        (iii)  Taxes;

        (iv)   "Non-Building Expenses", as that term is hereinafter defined;

        (v) costs incurred in performing work or furnishing services to or for individual tenants (including this Tenant) at such tenant's expense; and costs of performing work or furnishing services for tenants other than this Tenant at Landlord's expense, to the extent that such work or service is in excess of any work or service Landlord is obligated to furnish to or for this Tenant at Landlord's expense;

        (vi)   expenditures for capital improvements other than those that are
     (a) specifically included in the definition of Building Expenses; or (b) included as Building Expenses pursuant to the provisions of Section 4.3(a) or (b);

        (vi) that portion of any cost or expense relating to the Building and to other buildings or properties owned by Landlord, which is properly allocable or attributable to such other buildings or properties unless otherwise provided in this Lease;

        (vi) debt service on any mortgages encumbering the Building, or depreciation of the Building;

        (ix    the cost for those services provided to other tenants in the
     Building which services are not also provided to Tenant; and

        (x)    any unpaid rent relating to any space in the Building.

           (e)     "Non-Building Expenses" shall mean the total of public
                    ---------------------
liability insurance and all the costs and expenses incurred or borne by Landlord in connection with the operation, maintenance, replacement and/or normal operating repairs of the Land and "Common Areas" (as that term is hereinafter defined) including, without limitation, the cost incurred for snow and ice removal, grading, striping and repair of parking lot surfaces; cleaning, exterior landscaping, and maintenance, installation, repair and replacement of signage, traffic control devices and signs; security, ordinary maintenance, charges for maintenance and service contracts; repair and replacement (other than capital replacements unless specifically included herein) and improvements which are appropriate for the operation of the Common Areas of a first class office building project in Westchester County, New York; all normal operating charges incurred by any superintendent's and manager's offices in the operation and maintenance of the Common Areas; the fees of the manager and superintendent, their assistants and any clerical staff working for such manager or superintendent whose duties are connected with the operation and maintenance of the Common Areas; whether or not capitalized under generally accepted accounting principles, the cost of repairs and the cost of replacements made in connection with repairs of Common Area cables, fans, pumps, boilers, cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment;

Provided, however that the following items shall be excluded from Non-Building
Expenses:

        (i)    Building Expenses;

        (ii)   Taxes;

        (iii)  expenditures for capital improvements other than those that are
     (a) specifically included in the definition of Non-Building Expenses or (b) included as Non-Building Expenses pursuant to the provisions of Sections 4.3(a) or (b);

        (iv) that portion of any cost or expense relating to both the Common Areas and to other buildings or properties owned by Landlord, which is properly allocable or attributable to such other buildings or properties unless otherwise provided in this Lease; and

        (v) debt service on any mortgages encumbering the Common Areas, or depreciation of any portion of the Common Areas.

        (f)    The term "Expenses" shall mean the Building Expenses and Non-
                         --------
Building Expenses.

        (g) Landlord represents that the definitions of "Expenses", "Building Expenses", and "Non-Building Expenses" are substantially consistent with the corresponding provisions of the other leases of space in the Building.

        4.3 (a) If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in expenses, the costs for same shall be included in Expenses. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the Comparative Year in which they were incurred.

          (b) If Landlord shall purchase any item of capital equipment or make any other capital expenditure in order to comply with Legal Requirements, then the costs for same shall be included in Expenses for the Comparative Year in which the costs are incurred and subsequent Comparative Years, on a straight line basis, amortized over the lesser of (i) fifteen (15) years, or (ii) the useful life of such items. If Landlord shall lease any such item of capital equipment to comply with Legal Requirements then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the Comparative Year in which they were incurred. If during all or part of any Comparative Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an element of Expense hereunder) to portions of the Building or the Common Areas due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of the expenses for such item for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or the Common Areas.

          4.4 (a) If the Building Expenses for any Comparative Year shall be greater than the Building Expense Base Factor, Tenant shall pay to Landlord, as additional rent for such Comparative Year, in the manner hereinafter provided, an amount equal to the Building Percentage of the excess of the Building Expenses for such Comparative Year over the Building Expense Base Factor. If the Non-Building Expenses for any Comparative Year shall be greater than the Non-Building Expense Base Factor, Tenant shall pay to Landlord, as additional rent for such Comparative Year, in the manner hereinafter provided, an amount equal to the Land Percentage of the excess of the Non-Building Expenses for such Comparative Year over the Non-Building Expense Base Factor. The amounts payable by Tenant under this Section 4.4(a) are, collectively, the "Expense Payment."
                                                            ---------------

          (b) (i) Following the expiration of each Comparative Year, Landlord shall submit to Tenant an Expense Escalation Statement, certified by Landlord, setting forth the Expenses for the preceding Comparative Year and the Expense Payment, if any, due to Landlord from Tenant for such Comparative Year. The rendition of such Expense Escalation Statement to Tenant shall constitute prima facie proof of the accuracy thereof and, if such statement shows an Expense Payment due from Tenant to Landlord with respect to the preceding Comparative Year then (A) Tenant shall make payment of any unpaid portion thereof within twenty (20) days after receipt of such Expense Escalation Statement; (B) Tenant shall also pay to Landlord, as additional rent, within twenty (20) days after receipt of such Expense Escalation Statement, an amount equal to (x) the product obtained by multiplying the total Expense Payment for the preceding Comparative Year by a fraction, the denominator of which shall be twelve (12) and the numerator of which shall be the number of months of the current Comparative Year which shall have elapsed prior to the first day of the month immediately following the rendition of such Expense Escalation Statement less (y) the aggregate amount of Expense Payment paid by Tenant for such elapsed months; and (C) Tenant shall also pay to Landlord, as additional rent, commencing as of the first day of the month immediately following the rendition of such Expense Escalation Statement and on the first day of each month thereafter until a new Expense Escalation Statement is rendered, one-twelfth (1/12) of the total Expense Payment for the preceding Comparative Year. The aforesaid monthly payments based on the total Expense Payment for the preceding Comparative Year shall be adjusted to reflect, as reasonably estimated by Landlord, increases in rates and amounts, for the current Comparative Year, applicable to the categories involved in computing Expenses, whenever such increases become reasonably known or anticipated prior to or during such current Comparative Year. The payments required to be made under clauses (B) and (C) of this subsection 4.4(b). shall be credited toward the Expense Payment due from Tenant for the then-current Comparative Year, subject to adjustment as and when the Expense Escalation Statement for such current Comparative Year is rendered by Landlord.

          (ii) The Expense Escalation Statement to be furnished by Landlord shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant shall have paid the Expense Payment and, within sixty (60) days after it is furnished, shall give a notice to Landlord that it disputes its accuracy or its appropriateness, which notice shall specify the particular respects in which the Expense Escalation Statement is inaccurate. Pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the Expense Escalation Statements furnished by Landlord. After payment of said additional rent, Tenant's certified public accountant shall have the right, during reasonable business hours and upon not less than five (5) business days' prior written notice to Landlord, to examine Landlord's books and records with respect to the foregoing (which Landlord shall maintain in either Westchester County or New York

County for three (3) years subsequent to the Escalation Year to which they relate) and, at Tenant's expense, to make copies thereof, provided such examination is commenced within sixty (60) days and concluded within one hundred twenty (120) days following the rendition of the Expense Escalation Statement in question. Landlord shall cooperate with Tenant in any such examination of its books and records and shall, if requested by Tenant in writing, make a member of its staff available to explain any entries in such books and records.

          (iii) Any such dispute as to an Expense Escalation Statement referred to in subsection 4.4(b)(i) hereof shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that the arbitration shall be by three (3) arbitrators each of whom shall be a certified public accountant. Except as hereinafter provided in this paragraph, the cost of such arbitration shall be split equally between Landlord and Tenant. If the arbitrators decide that the Expense Payment shown on the Expense Escalation Statement was overstated by more than ten (10%) percent, then Landlord shall pay the cost of such arbitration. If the arbitrators decide that the Expense Payment shown on the Expense Escalation Statement was understated by more than ten percent (10%), then Tenant shall pay the cost of such arbitration.

          4.5 In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article.

          4.6 Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Landlord shall cause an Expense Escalation Statement of the Expenses for that Comparative Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

          4.7 Landlord's and Tenant's obligation to make the adjustments referred to in Section 4.6 hereof shall survive any expiration or termination of this Lease.

          4.8 Any delay or failure of Landlord in billing any Expense Payment hereinabove or hereinafter provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such expense escalation hereunder.

          4.9 Landlord and Tenant agree that in the event of any overpayment or underpayment of any Expense Payment, the amount of any excess to be credited to Tenant, or the amount of any deficiency to be paid by Tenant shall be credited or paid with interest thereon computed at the Interest Rate from the date such deficiency was due, or such overpayment was made until, respectively, the date paid or credited.

          4.10 Tenant acknowledges that the Building Project includes Building A/B, Building C and Building D. If the operation of Building A/B and/or Building C is combined with the operation of the D Building, so that Building Expenses include such items with respect to all of such buildings, (a) the "Building
                                                                   --------
Percentage" (for the purposes of this Article 4, only) shall be reduced to
----------
reflect the percentage which the rentable square foot area of the demised premises bears to the total rentable square foot area of the Building and such included building(s), and (b) the Building Expense Base Factor shall be increased to reflect the amount of Building Expenses incurred for calendar year 1999 for the Building and such included building(s).

                                   ARTICLE 5

                                      USE

          5.1 The demised premises shall be used solely as and for executive and general offices and for no other purpose.

          5.2 Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the certificate of occupancy or other certificate or permit for the demised premises or the Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

          5.3 If Tenant uses any portion of the demised premises for the preparation or consumption of food, Tenant shall pay to

Landlord the cost of employing, on a regular basis, an exterminator to keep the demised premises free from vermin. Tenant shall cause all food preparation areas to be properly ventilated so that no odor shall emanate from the demised premises to any other portion of the Building, and shall bag all wet garbage and place the same in containers that prevent the escape of odor.

          5.4 Tenant shall have access to the demised premises on a 24-hour basis, 7 days per week.



                                   ARTICLE 6

                         ALTERATIONS AND INSTALLATIONS

          6.1 Tenant shall make no alterations, installations, additions or improvements (such work hereinafter collectively referred to as "Alterations")
                                                                 -----------
in or to the demised premises without Landlord's prior written consent and then only by contractors or mechanics first approved by Landlord. All Alterations shall be done at Tenant's sole cost and expense, and at such times and in such manner as Landlord may from time to time reasonably designate.

          Tenant may from time to time during the term of this lease, at its expense, make non-structural cosmetic changes, which cost less than Twenty-Five Thousand 00/100 Dollars ($25,000.00), without Landlord's prior consent.


          Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic's or other liens on the real property in which the demised premises are located, signed by all architects, engineers, contractors, mechanics and designers involved in such Alterations as and when such architects, engineers, contractors, mechanics and designers are paid for their work in connection therewith.

          Any Alterations in the demised premises shall be effected solely in accordance with the plans and specifications approved by Landlord. Tenant shall reimburse Landlord promptly upon demand for any reasonable out-of-pocket costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications. Landlord will not unreasonably withhold or delay its consent for nonstructural Alterations (provided they will not affect the outside of the Building or the demised premises or adversely affect the Building's structure, electrical, HVAC, plumbing, mechanical or other systems). Prior to granting its consent to Alterations,

Landlord may impose such conditions as to guarantee of completion and payment and of restoration as Landlord may reasonably consider desirable.

          Any such approved Alterations shall be performed in accordance with the foregoing and the following provisions of this Article 6:

          (a) All Alterations shall be done in a professional and workmanlike manner.

          (b) (1) In the event Tenant shall employ any contractor to do in the demised premises any Alterations permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractor, but such information given to Landlord shall in no way constitute Landlord's approval of such contractor or subcontractor.

               (2) Tenant covenants and agrees to pay to its contractor(s), as the work progresses, the entire cost (less a reasonable retainage) of supplying the materials and performing the work shown on Tenant's approved plans and specifications in accordance with Tenant's contract or contracts with such contractor(s).

          (c) All such Alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises and all applicable insurance rules and regulations.

          (d) Tenant shall keep the Building Project and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

          (e) During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord which, upon reasonable notice, shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection or create any obligations or liability (or relieve

Tenant of any obligations under this Lease) in the event Landlord does conduct such an inspection.

          (f) Prior to commencement of any work, Tenant or Tenant's contractor(s) shall furnish to Landlord certificates evidencing the existence of:

          (i) worker's compensation insurance covering all persons employed for such work; and

          (ii) contractor's comprehensive general liability and property damage insurance naming Landlord, any of its mortgagees and ground lessors and Tenant as insureds, with coverage of at least $3,000,000 combined single limit.

          6.2 Any mechanic's lien, filed against the demised premises or the Building or the Building Project for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after notice of such filing, by payment, filing of the bond required by law or otherwise. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

          6.3 All work, installations and improvements made and installed by solely Landlord shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

          6.4 All Alterations, made and installed by Tenant, or at Tenant's expense, upon or in the demised premises shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease. Notwithstanding the foregoing, Tenant shall remove all Alterations which in Landlord's reasonable judgment are of a non-Building Standard nature, such as internal stairways, slab openings, special electronic data processing or communications installations, vaults and raised floors, at or before the Expiration Date or within fifteen
(15) business days after any earlier termination date, and Tenant shall repair or pay the cost of repairing any damage to the demised premises or Building resulting from the removal thereof and restoring the demised premises to their condition prior to the installation thereof unless at the time of installation, Tenant shall have requested and obtained Landlord's waiver of the removal of such Alterations.

          6.5 Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including, without limitation, murals, business machines and equipment, telecommunications equipment and cabling, counters, screens, grille work, special paneled doors, cages, partitions, metal railings, closets, panelling, lighting fixtures and equipment, drinking fountains, refrigeration and air handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease.

          6.6 If any Alterations or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Article 6.4 or 6.5 hereof (hereinafter called "Tenant's Property") are not removed on or
                                   -----------------
prior to the expiration of the term of this Lease, Landlord shall have the right to remove Tenant's Property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. Landlord shall endeavor to give notice to Tenant that Tenant may remove such Tenant's Property within five
(5) days of the date stated therein; provided that Landlord's failure to give such notice shall not give rise to any claim against or liability on Landlord's part. In case of any damage to the demised premises or Building resulting from the removal of Tenant's property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

          6.7 Tenant shall keep records of Tenant's Alterations costing in excess of $50,000, and of the cost thereof for a period of five (5) years after the completion thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require the same in connection with any proceeding to reduce the assessed valuation of the A/B Building, Building C or Building D or any other tax or charge, or in connection with any proceeding instituted pursuant to Articles 13 or 14 hereof.

                                   ARTICLE 7

                                    REPAIRS

          7.1 Tenant shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the reckless or negligent acts or omissions of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant as set forth in Section 5.1, as and when needed to preserve them in good working order and condition subject to normal wear and tear and damage by fire or other casualty. All damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of Building or by installation or removal of furniture, fixtures or other property by or on behalf of Tenant, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, within ten (10) days after Landlord gives Tenant written notice of the necessity thereof, the same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within thirty (30) days after rendition of a bill therefor.

          The exterior walls of the Building, the portions of any windowsills outside the windows, and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

          7.2 Tenant shall not place a load upon any floor of the demised premises exceeding fifty (50) pounds per useable square foot live load, and if Tenant shall desire a floor load in excess of such floor load, Landlord agrees to strengthen and reinforce the same so as to give the live load desired, provided, (i) Tenant shall submit to Landlord the plans showing the locations of and the desired floor live load for the areas in question, (ii) Tenant shall agree to pay for or reimburse Landlord on demand for the cost of such strengthening and reinforcement as well as any other costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement,
(iii) Landlord's architects, in their sole reasonable discretion, find that the work necessary to increase such floor load does not adversely affect the structure of the Building and (iv) such work will not interfere with the amount or availability of any space adjoining alongside, above or below the demised premises, or interfere with the occupancy of other tenants in the Building.

          7.3 Landlord shall exercise reasonable diligence in the making of any repairs, alterations, additions or improvements so as to minimize any interference with Tenant's business operations, but shall not be required to perform the same on an overtime or premium pay basis.

          7.4 Landlord shall, at its expense (subject to the provisions of Section 7.1 hereof and to reimbursement as set forth in Article 4 hereof) keep and maintain the Common Areas and the Building in good condition and repair in accordance with the standards appropriate to a first class office building in Westchester County, New York, and make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the demised premises, except for those repairs for which Tenant is responsible pursuant to the provisions of this Lease.

                                   ARTICLE 8

                              REQUIREMENTS OF LAW

          8.1 Tenant, at Tenant's cost and expense, shall comply with all Legal Requirements (as defined in Section 22.4) which result from Tenant's manner or use or occupation of the demised premises. Landlord represents that, as of the date hereof, the demised premises are in substantial compliance with all Legal Requirements and Tenant's use as set forth Section 5.1 is permitted under the current Certificate of Occupancy for the Building.

          8.2 Notwithstanding the provisions of Section 8.1 hereof, Tenant, at its own cost and expense, in its name may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

          (a) such non-compliance shall not subject Landlord to criminal or civil prosecution or subject the Land and/or the Building Project to lien or sale;

          (b) such non-compliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

          (c) Tenant shall first deliver to Landlord a surety bond (in such sum as Landlord may reasonably request) issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

          (d)  Tenant shall promptly and diligently prosecute such contest.

          Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

                                   ARTICLE 9

                   INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

          9.1 Tenant shall not knowingly or intentionally violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect to the Building Project and/or the property therein and shall not do, or permit anything to be done, or keep or permit anything to be kept in the demised premises which would subject Landlord to any liability or responsibility for bodily injury or death or property damage, or which would increase any insurance rate in respect to the Building Project or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building Project or the property therein in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Building Project or the property therein, but nothing contained in this Section
9.1 shall be construed to restrict Tenant's use of the demised premises for the purposes permitted under Article 5 hereof.

          9.2 If, by reason of any failure of Tenant to comply with the provisions of Section 8.1 or Section 9.1, the premiums on Landlord's insurance on the Building Project and/or equipment or property therein shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant.
A schedule or "make up" of rates for the Building Project issued by the applicable fire insurance rating organization or other similar body making rates for insurance for the Building Project shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building Project.

          9.3 Tenant, at its expense, shall maintain at all times during the term of this Lease (a) "all risk" property insurance covering Tenant's property and improvements and betterments to a limit of not less than 100% of the replacement cost thereof and (b) comprehensive general liability insurance, including contractual liability, in respect of the demised premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and any lessor of any ground or underlying lease or the holder of any mortgage, as the case may be, whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $3,000,000 combined single limit bodily injury and property damage liability. Landlord hereby agrees that the comprehensive general liability insurance requirement described in clause (b) of the preceding sentence may be satisfied through the use of umbrella coverage, which umbrella coverage must be evidenced by a policy of insurance satisfactory to Landlord. The limits of such insurance shall not limit the liability of Tenant hereunder. Tenant shall deliver to Landlord and any additional insureds such fully paid-for policies and certificates of insurance in form satisfactory to Landlord issued by the insurance company or its authorized agent, at least ten (10) days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy and certificates of coverage at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies reasonably acceptable to Landlord. If Landlord is included as a named payee on any check issued by Tenant's insurer in payment of any claim solely with respect to Tenant's property, Landlord agrees that it will promptly upon Tenant's request endorse such check to Tenant. Landlord further agrees that it shall have no right or authority to participate in any settlement of any claim by Tenant against its insurer which relates solely to damage or loss to Tenant's property.

          9.4 Each party agrees to have included in each of its insurance policies a waiver of the insurer's right of subrogation against the other party (and in the case of Tenant against other tenants of the Building) during the term of this Lease or, if such waiver should be unobtainable or unenforceable,
(i) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (ii) any other form of permission for the release of the other party reasonably satisfactory to the party intended to be released. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use commercially reasonable efforts to obtain the same from another insurance company (if the insured party is Tenant, an insurance company described in Section 9.3 hereof). Each party hereby releases the other party (and in the case of Tenant, other tenants of Building who shall have executed a similar waiver or agreement as set forth in this Section 9.4) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is required pursuant to the terms hereof, to be insured under a policy or policies containing a waiver of subrogation, agreement or permission to release liability, as provided in the preceding subdivisions of this section. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property, the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then, provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this section shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild provided for elsewhere in this Lease.

          9.5 Landlord may from time to time, but not more frequently than once every three (3) years, require that the amount of comprehensive general liability insurance to be maintained by Tenant under Section 9.3 or Section 6.1(f) be reasonably increased.

          9.6 Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building Project, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord.

          9.7 Landlord or its agents shall not be liable for any damage which Tenant may sustain if at any time any window of the demised premises is temporarily closed, darkened or bricked up for any reason whatsoever, or permanently closed, darkened or bricked up to comply with Legal Requirements or the requirements of Landlord's insurers, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction.

          9.8 Each party agrees to give the other party notice in case of fire or accidents in the demised premises promptly after such party becomes aware of such event.

                                  ARTICLE 10

                             LANDLORD'S LIABILITY

          10.1 Tenant agrees to look solely to Landlord's estate and interest in the Building, or the proceeds from the sale thereof for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process)
requiring the payment of money by Landlord, in the event of any liability by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant hereunder. Neither the partners constituting Landlord (the "Partners"), nor the partners,
                                                 --------
shareholders, directors or officers of Landlord or the Partners shall be liable for the performance of Landlord's obligations under this Lease.

                                  ARTICLE 11

                   ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

          11.1 Subject to the provisions of Section 11.2 hereof Tenant shall not (a) assign or otherwise transfer this Lease or any interest herein, or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others, (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee at a consideration or at rental rates below the rental rates then being advertised by Landlord as its rental rates for comparable space in the Building Project and for a comparable term, without, in each instance, obtaining the prior written consent of Landlord, except as otherwise expressly provided in this Article 11. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership, limited liability company or other entity that is the Tenant or a subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, and (ii) a takeover agreement shall be deemed a transfer of this Lease.

          11.2 The consent of Landlord shall not be required for (but the provisions of Section 11.5(d) hereof shall be applicable to) an assignment or sublease of all or any portion of the demised premises to (i) a corporation into or with which Tenant is merged or consolidated, (ii) an entity to which substantially all of Tenant's shares or assets are transferred or, (iii) if Tenant is a partnership, a successor partnership, provided that any such merger, consolidation, transfer or other transaction is not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee, successor or subtenant, as applicable, has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to the transaction in question. The provisions of clauses (a) and (b) of Section 11.1 shall not apply to transactions with an entity (hereinafter called an

"Affiliate") which controls or is controlled by Tenant or is under common
 ---------
control with Tenant during the period it remains an Affiliate. Furthermore, an Affiliate of Tenant shall be permitted to occupy the demised premises but only during such period as it shall remain an Affiliate. For the purposes of the foregoing "control" shall mean ownership of 50% or more of the stock,
           -------
partnership interests or other equity interests in the entity.

          11.3 Any assignment or transfer, whether made with Landlord's consent as required by Section 11.1 or without Landlord's consent pursuant to Section 11.2, shall not be effective hereunder until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease from and after the date of such assignment and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 11.1 hereof shall, notwithstanding any further assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed annual rent and additional rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

          11.4  (a)  Except for an assignment or sublease pursuant to Section
11.2 hereof, if Tenant agrees to enter into an assignment of this Lease or a sublease to sublet the demised premises or any portion thereof, Tenant shall, as soon as that agreement is consummated, but no less than sixty (60) days prior to the effective date of the contemplated assignment or sublease, deliver to Landlord an executed counterpart of the proposed assignment or sublease, and Landlord shall then have the right to elect, by notifying Tenant within thirty
(30) days of such delivery, to (i) in the case of an assignment of this Lease, to terminate this Lease or to accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord or entity affiliated with Landlord, in form reasonably satisfactory to Landlord's counsel, an assignment on the terms reflected in the proposed assignment, which assignment shall be effective as of such effective date and shall relieve

Tenant of further liability accruing under this Lease after such effective date as to such portion of the demised premises assigned to Landlord or entity affiliated with Landlord, and (ii) in the case of a proposed subletting, to terminate this Lease, with respect to the portion of the demised premises affected by any such proposed subletting or the entire demised premises in the case of a proposed subletting thereof or to accept a sublease from Tenant thereof, and Tenant shall then promptly execute and deliver a sublease to Landlord or entity affiliated with Landlord, for the duration of Tenant's proposed subletting, commencing with such effective date, at the rental terms reflected in the proposed sublease. If an offer of sublease to Landlord results in all or substantially all of the demised premises being sublet for substantially all of the term of this Lease (i.e., the balance of the term less one year or less), then Landlord shall have the option to extend the term of the sublease being offered to it for the remainder of the term of this Lease less one day.

          (b) If Landlord should elect to have Tenant execute and deliver a sublease pursuant to any of the provisions of this Section 11.4, said sublease shall be in a form reasonably satisfactory to Landlord's counsel and on all the terms contained in this Lease, except that:

               (i) The rental terms shall be as provided in subsection 11.4(a) hereof,

               (ii) The sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the demised premises, Tenant shall reimburse subtenant for the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the demised premises and to provide access and building services thereto, provided Tenant was obligated to perform such work or reimburse the proposed subtenant for such work under the terms of the proposed sublease,

               (iii) The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, without Tenant's consent,

               (iv) The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that such subtenant may desire or authorize,

               (v) Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto,

               (vi) Any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord,

               (vii) The use of the sublet premises by the subtenant shall be for general, administrative and/or executive offices unless constructed for another purpose by or for Tenant in which event Landlord may in addition use it for such purpose,

               (viii) Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such non-compliance, unless such failure to comply would cause a violation of law or would increase or extend the liability of Tenant under this Lease,

               (ix) Upon execution of such sublease, Tenant's obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease, and

               (x) Such sublease shall provide that at the expiration of the term of such subletting Tenant will accept the space in the condition provided for in the proposed sublease.

               If Landlord should elect to have Tenant execute and deliver a sublease pursuant to any of the provisions of this Section 11.4, Tenant shall be excused from having to obtain Landlord's consent, as required by the terms of this Lease, for changes, alterations, decorations, additions or improvements desired by the subtenant.

               (c) If pursuant to the exercise of any of Landlord's options pursuant to this Section 11.4 hereof this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Articles 3 and 4 hereof shall be adjusted in proportion to the portion of the demised premises affected by such termination.

               11.5 In the event that Landlord does not exercise the option available to it pursuant to subsection 11.4(a) hereof, Landlord shall not unreasonably withhold or delay its consent an assignment of this Lease or a proposed subletting of the demised premises, as the case may be, by Tenant, provided:

          (a) Tenant shall have furnished Landlord with the name and business address of the proposed subtenant or assignee, information with respect to its intended use of the demised premises and the nature and character of the proposed subtenant's or assignee's business, or activities, and, if Tenant is no longer the actual tenant of the demised premises, such reasonable references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

          (b) the proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, satisfactory to Landlord;

          (c) the proposed subtenant or assignee is not then an occupant of any part of the Building Project or a party who is dealing with Landlord or Landlord's agent (directly or through a broker) with respect to space then available (or becoming available) in the Building Project; and

          (d) each sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, and (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the demised premises to be used by others, without the prior reasonable consent of Landlord in each instance.

          11.6 If Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein. The receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant.

                                  ARTICLE 12

                                  ELECTRICITY

          12.1 (a) Landlord shall supply electricity to the demised premises in accordance with the provisions of this Section 12.1. For the purposes of this
Section 12.1, Landlord and Tenant agree that the term "Cost per Kilowatt hour"
                                                       ----------------------
shall
mean the total cost for electricity incurred by Landlord to service the demised premises, as measured by the meter servicing that portion of the Building in which the demised premises are located, during a particular time period (including all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, taxes and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Landlord during such period.

          (b) Electricity shall be supplied by Landlord to service the demised premises and Tenant shall pay to Landlord, as additional rent, an amount determined by applying the Cost per Kilowatt hour to Tenant's consumption of and demand for electricity within the demised premises as recorded on the submeter or submeters servicing the demised premises. Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter shall be computed and billed separately in accordance with the provisions hereinafter set forth. Bills for the electricity additional rent shall be rendered to Tenant at such time as Landlord may elect. If any tax is imposed upon Landlord's receipts from the sale of electricity to Tenant by Federal, State or municipal authority, Tenant agrees that, unless prohibited by law, Tenant's proportionate share of such taxes shall be included in the bill of, and paid by Tenant to, Landlord, as additional rent. Landlord's failure during the term of this Lease to prepare and deliver any statements or bills under this
Article 12, or Landlord's failure to make a demand under this Article 12, or any other provisions of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect, any amount of additional rent which may have become due pursuant to this Article 12 during the term of this Lease. The costs incurred by Landlord for meter readings for those meters and sub-meters that measure the electric service supplied to Tenant, and the costs incurred by Landlord in the maintenance of such meters and sub-meters, shall be paid by Tenant on demand, as additional rent. Tenant's liability for any amounts due under this Article 12 shall survive the expiration or sooner termination of this Lease.

          12.2 Notwithstanding the provisions of Section 12.1 above, at Landlord's option, Tenant shall, within sixty (60) days after receiving notice from Landlord (or any shorter period as may be required by applicable legal requirements), contract directly with the public utility furnishing electric current to the Building for the supply, at Tenant's cost, of all electric current to be used in the demised premises including, without limitation, such as is required for the operation of any supplemental heating, ventilating and air-conditioning system serving the demised premises except that which is used in the operation of the "HVAC System" (as that term is hereinafter defined in
                 -----------
Section 21.1).

          12.3 Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. Tenant shall not make or perform, or permit the making or performing of, any alterations to wiring, installations or other electrical facilities in or serving the demised premises without the prior consent of the Landlord in each instance. Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord (after advising Tenant of the estimated cost thereof and provided Tenant elects to have Landlord proceed with such work) and the cost thereof shall be paid by Tenant upon Landlord's demand, at which time Landlord shall provide Tenant with documentation in regard to such costs, which such costs shall not exceed what would be paid in an arm's-length transaction and any such alterations shall be made in accordance with Article 6 thereof.

          12.4 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the demised premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason and not attributable to Landlord's negligence.

          12.5 If, at any time during the term of this Lease, Tenant wishes to install in the demised premises equipment which would not be considered ordinary office equipment, including, but not limited to, items such as computer installation or supplemental air conditioning systems, or other heat or cooling-intensive electrically operated equipment, Tenant shall submit to Landlord a list indicating the specific type of additional equipment to be installed. Such list shall include the number, type and model of each item of equipment to be installed, as well as the manufacturer's electrical rating associated with same. If, in Landlord's reasonable judgment the operation of such equipment will impair the proper operation of the plumbing, heating, ventilation, air conditioning or other systems for the Building, Tenant shall not be permitted to make such installation, provided that Landlord, in its sole discretion, may permit Tenant to make such installation if as a condition to the installation of such equipment, Tenant shall reimburse Landlord for Landlord's additional cost incurred, as a result of such equipment installation and operation, in connection with the proper function of such systems.

                                  ARTICLE 13

                         DAMAGE BY FIRE OR OTHER CAUSE

          13.1 If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause, within forty-five (45) days after Landlord acquires knowledge of such damage, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor's estimate as to the reasonable time required to repair such damage. If the demised premises are damaged or destroyed or if they are not but the building is damaged, which damage materially adversely affects Tenant's access to the demised premises, and the time period set forth in such estimate exceeds three hundred and sixty (360) days, Tenant may elect to terminate this Lease by notice to Landlord not later than fifteen (15) days following the delivery of such estimate to Tenant. If Tenant makes such election, the Term shall expire upon the twentieth (20th) day after notice of such election is given by Tenant and Tenant shall vacate the demised premises and surrender the same to Landlord. Upon such termination, Tenant's liability for fixed annual rent and additional rent shall cease as of the day following such damage and any prepaid portion thereof for any period after such date shall be refunded by Landlord to Tenant. If (x) the estimate does not exceed three hundred and sixty (360) days, or (y) Tenant fails to make its election as set forth hereinabove in this paragraph, and if Landlord does not make the election under Section 13.3 (if applicable), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, at its expense (without limiting the rights of Landlord under any other provisions of this Lease); provided, however, that Landlord shall not be required to repair or replace any of Tenant's property, improvements, betterments or Alterations.

          13.2 If the Building or the demised premises shall be partially damaged or partially destroyed by fire or other cause, the fixed annual rent and additional rent payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be substantially repaired or restored. If the demised premises shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the fixed annual rent and additional rent shall abate as of the date of the damage or destruction and until Landlord shall substantially repair, restore and rebuild the Building and the demised premises. Should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place with respect to any damage or destruction referred to in this Section 13.2 and prior to the date that the same are made tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy. Furthermore, if Tenant delays the performance of the restoration work, such work shall be deemed to be substantially completed on the date that it would have been completed but for such delay.

          13.3 If the Building or the demised premises shall be totally (which shall be deemed to include substantially totally) damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than forty percent (40%) of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred twenty (120) days after the date of the casualty.

          13.4 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 13.

          13.5 Notwithstanding any of the foregoing provisions of this Article 13, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

          13.6 Landlord will not carry separate insurance of any kind on Tenant's property, improvements, betterments or Alterations and, shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property, improvements, betterments or Alterations and Tenant shall be obligated to repair any damage thereto and replace the same.

          13.7 The provisions of this Article 13 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and no statute, rule, law or regulation of the State of New York or any of its political subdivisions now or hereafter in force and providing for such a contingency in the absence of an express agreement (including without limitation Section 227 of the Real Property Law), shall have application in such case.

                                  ARTICLE 14

                                 CONDEMNATION

          14.1 In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article l hereunder and additional rents under Articles 3 and 4 hereunder shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken. In the event that only a part of the Building Project (as such term is defined in subsection 3.2(i) hereof) shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of fifteen percent (15%) or more of the demised premises or of a substantial part of the means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date occurring six months after the vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under
Article 1 and additional rents payable under Articles 3 and 4 shall be abated to the extent hereinbefore provided. In the event that only a part of the demised premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the demised premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the demised premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking. Tenant shall be obligated to repair and replace its property, improvements, betterments and Alterations.

          14.2 In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

          14.3 In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building Project, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Provided that Landlord's award is not reduced by reason thereof, Tenant may apply for an award for its moving expenses and trade fixtures.

          14.4 It is expressly understood and agreed that the provisions of this Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

                                  ARTICLE 15

                      ACCESS TO DEMISED PREMISES; CHANGES

          15.1 Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises. Landlord shall to the extent practicable install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees, on reasonable notice to Tenant (except in the case of emergency), shall have the right to enter the demised premises, at reasonable times during business hours (except in the case of emergency), for the making of such repairs or alterations as Landlord may reasonably deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees. Landlord shall exercise reasonable diligence so as to minimize the disturbance, but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

          15.2 Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, possible elevators, stairways, toilets and other public parts of the Building; provided, however, that access to the Building shall not be cut off and there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

          15.3 In connection with any work performed by Landlord in accordance with the provisions of this Article 15, upon the completion of such work, Landlord will restore as closely as reasonably possible any improvements located on the demised premises to the condition of such improvements prior to the commencement of such work by Landlord; provided, however, nothing contained in this paragraph is meant to (i) limit in any way Landlord's rights to perform any work or repairs permitted to be performed by this Article 15 or (ii) require the use of labor on an overtime or premium pay basis to perform such restoration work on the improvements located on the demised premises.

          15.4 Landlord may, during the six (6) months prior to expiration of the term of this Lease, exhibit the demised premises to prospective tenants during normal business hours upon reasonable advance notice to Tenant.

          15.5 If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property and shall be liable for any loss, damage or theft) and without in any manner affecting the obligations and covenants of this Lease.

                                  ARTICLE 16

                                    DEFAULT

          16.1 This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of notice of the occurrence of any such event, and (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

          16.2 This Lease and the term and estate hereby granted are subject to further limitation as follows:

          (a) whenever Tenant shall default in the payment of any installment of fixed annual rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, in either case for ten (10) days after written notice is given to Tenant that such payment shall have become due; or

          (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to or in violation of any of Tenant's obligations, or, the terms, conditions or provisions hereunder, other than Tenant's obligations to pay fixed annual rent or additional rent or other charges under this Lease, and if such situation shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of twenty (20) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal or civil liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said twenty (20) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said twenty (20) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

          (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, corporation or other entity other than Tenant, except as expressly permitted by
Article 11; or

          (d) whenever Tenant shall abandon the demised premises (unless as a result of a casualty) and such abandonment shall continue for twenty (20) days after Landlord shall have given Tenant notice thereof;

          (e) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within three (3) Business Days after Tenant receives a notice specifying the same; or

          (f) whenever Tenant shall default with respect to any other lease between Landlord and Tenant;

then in any of said cases set forth in the foregoing subsections (a), (b), (c),
(d), (e) and (f), Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the service of such notice of intention, and upon the expiration of said three (3) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

                                  ARTICLE 17

                       RE-ENTRY BY LANDLORD, INJUNCTION

          17.1 If Tenant shall default in the payment of any installment of fixed annual rent, or of any additional rent or other charges under this Lease, on any date upon which the same ought to be paid, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a notice specifying such default, or if any of the events described in Article 16 shall occur, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the demised premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 16 or if Landlord shall re-enter the demised premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18.

          17.2 In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

          17.3 If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under this Article 17 or Article 18 or pursuant to law.

          17.4 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                  ARTICLE 18

                                    DAMAGES

          18.1 If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of
Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action by reason of default hereunder on the part of Tenant, Tenant shall pay to landlord as damages, at the election of Landlord, either

          (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the present value (which present value shall be calculated at a discount rate equal to the then legal rate of interest on judgments in New York State) of the excess, if any, of

          (i) the aggregate of the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Taxes and Expenses shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed three (3) years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

          (ii) the aggregate rental value of the demised premises for the same period, or

          (b) sums equal to the fixed annual rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or re-entry and until the Expiration Date; provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the demised premises for new tenants, brokers' commissions and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and
                                                    ----- -----
reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

          18.2 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.1.

                                  ARTICLE 19

               LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

          19.1 If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees and expenses, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days after rendition of a bill to Tenant therefor.

                                  ARTICLE 20

                                QUIET ENJOYMENT

          20.1 Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs in all material respects each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant's rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however to ground and underlying leases and mortgages by anyone claiming by or through Landlord which affect this Lease (as provided in Article 25 hereof).

                                  ARTICLE 21

                            SERVICES AND EQUIPMENT

          21.1 Landlord shall, at its cost and expense (but subject to reimbursement by Tenant pursuant to Article 4 hereof):

          (a) provide necessary passenger elevator facilities during Business Hours (as such term is defined in Article 22 hereof) and shall have at least one passenger elevator subject to call at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Landlord shall provide freight elevator service to Tenant upon reasonable notice from Tenant;

          (b) maintain, keep in repair and provide the services of the Building system air-conditioning, heating and ventilating system ("HVAC System")
                                                          -----------
installed by Landlord in accordance with the design criteria annexed hereto as Exhibit E. The aforesaid systems will function when seasonably required during
---------
Business Hours. The cooling season for the purposes of this Lease shall be May 15 through September 15 of each calendar year. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the demised premises during the hours or days Landlord is not required to furnish heat, ventilation or air-conditioning pursuant to this subsection. In any event, Tenant shall keep entirely unobstructed all the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems including without limitation, the lowering and closing of Venetian blinds in the demised premises during daylight hours. In the event that Tenant shall require air-conditioning, heating or ventilation at such times as same are not furnished by Landlord, Tenant shall give Landlord at least 24-hours advance notice of such requirement, and Tenant agrees to pay the Landlord's prevailing rate therefor as additional rent.

          (c) provide cleaning and janitorial services on Business Days in accordance with the specifications annexed hereto as Exhibit F; provided,
                                                     ---------
however, Tenant shall pay to Landlord upon ten (10) days notice the costs incurred by Landlord for (a) extra cleaning work in the demised premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the demised premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have access outside of Business Hours to the demised premises and the use (at Tenant's expense) of light, power and water in the demised premises as reasonably required for the purpose of cleaning the demised premises in accordance with Landlord's obligations hereunder; and

          (d) furnish hot and cold water for lavatory and office cleaning purposes and cold water for drinking purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including, without limitation, sewer rents.

          21.2 Landlord reserves the right to stop the heating, air-conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance of any such stoppage and its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant's use and enjoyment of the demised premises but nothing herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis unless requested to do so by, and at the expense of, Tenant.

          21.3 It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen towels, drinking water, ice, food or beverages and other similar supplies and services to tenants and licensees in the Building provided the quality thereof and the charges therefor are reasonably comparable to that of other suppliers of such services. Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the demised premises by employees of Tenant, but not for resale to or for consumption by any other tenant. Landlord may fix in its absolute discretion, at any time and from time to time, the hours during which, and the regulations under which, foods and beverages may be brought into the Building by regular employees of Tenant.

          21.4 Tenant agrees to employ such third-party office maintenance contractor as Landlord may from time to time reasonably designate, for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish) and the maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

          21.5 Landlord will maintain a listing on the Building directory for Tenant. Landlord will provide a plaque in the mail room for any additional names Tenant wishes. Tenant may place a sign, approved by Landlord, on the entrance doors to the demised premises with Tenant's name. Other than Tenant's name, Tenant shall place no other names, plaques, signs or the like on the entrance doors to the demised premises and shall place no names, plaques, signs or the like elsewhere on the exterior of the demised premises. The listing of any name other than that of the Tenant, whether on the doors of the demised premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the demised premises or to be deemed to be the written consent of Landlord mentioned in Article 11 hereof, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

          21.6 Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

                                  ARTICLE 22

                                  DEFINITIONS

          22.1  The term "Landlord" as used in this Lease means only the owner,
                          --------
or the mortgagee in possession, for the time being of the Land and the Building or the Building Project (or the owner of a lease of the Building Project or the Building or of the Land and Building), so that in the event of any transfer of title to the Building Project or said Land and the Building or said lease, or in the event of a lease of the Building Project or the Building, or of the Land and the Building, the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to the Building Project or said Land and the Building or said lease, or the said lessee of the Building Project or the Building, or of the Land and the Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder arising after such transfer.

          22.2  The term "Business Days" as used in this Lease shall exclude
                          -------------
Saturdays, Sundays and the following holidays: New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, President's Day, Thanksgiving Day and the immediately following day, Christmas Day, and all other days recognized as holidays under applicable union contracts.

          22.3  "Interest Rate" shall mean a rate per annum equal to the lesser
                 -------------
of (a) two percent (2%) above the commercial lending rate announced from time to time by The Chase Manhattan

Bank (or any successor), as its prime rate for 90-day unsecured loans, or (b) the maximum applicable legal rate, if any.

          22.4  "Legal Requirements" shall mean laws, statutes and ordinances
                 ------------------
(including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Building Project, the Land or the Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto (including, without limitation, the Common Areas) and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

          22.5  "Business Hours" shall mean 8:00 A.M. to 6:00 P.M. on Business
                 --------------
Days.

                                  ARTICLE 23

                          INVALIDITY OF ANY PROVISION

          23.1 If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby, and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                  ARTICLE 24

                                   BROKERAGE

          24.1 Landlord and Tenant each covenant, represent and warrant that it has had no dealings or communications with any broker or agent in connection with this Lease, and each covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees and expenses) or liability for any compensation, commissions or charges claimed by any other broker or agent with whom the indemnifying party dealt with respect to this Lease or the negotiation thereof.

                                  ARTICLE 25

                                 SUBORDINATION

          25.1 This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the demised premises form a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modifications, replacements and extensions thereof. The provisions of this
Section 25.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination.

          25.2 In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 25.2 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.2, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such subordination and attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if Tenant refuses or fails to do so promptly upon request.

          25.3 Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

          (a) liable for any act, omission or default of any prior landlord so long as such ground lessor or mortgagee shall not be a "related party" (as that term is defined by the Internal Revenue Code of such prior landlord); or

          (b) subject to any offsets, claims or defenses which the Tenant might have against any prior landlord; or

          (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one (1) month in advance or for more than three (3) months in advance where such rent payments are payable at intervals of more than one (1) month; or

          (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval.

          25.4 If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications provided such modifications do not increase Tenant's monetary obligations, change the Term, change the demised premises or materially increase any other of Tenant's obligations or materially decrease Tenant's rights under this Lease.

                                  ARTICLE 26

                      CERTIFICATES OF LANDLORD AND TENANT

          26.1 Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying:

          (a) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification, whether there is any existing basis to cancel or terminate this Lease, and whether to the best of Tenant's knowledge Landlord is in default thereunder;

          (b) that the term of this Lease has commenced and rent has become payable thereunder, and that Tenant is in possession of all of the demised premises;

          (c) the amount of the fixed annual rent payable under this Lease and the dates to which the fixed annual rent and additional rent and other charges hereunder, have been paid; and

          (d) whether or not Tenant has made any claim against Landlord under this Lease and if so the nature thereof and the dollar amount, if any, of such claim.

          26.2 Landlord agrees, at any time and from time to time, as requested by Tenant, upon not less than ten (10) days prior notice, to execute and deliver a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer, Tenant is an default in performance of any of his obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge.

          26.3 Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to remedy the default until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission.

                                  ARTICLE 27

                    LEGAL PROCEEDINGS WAIVER OF JURY TRIAL

          27.1 Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage) and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary action or proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding.

                                  ARTICLE 28

                             SURRENDER OF PREMISES

          28.1 Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty that Tenant is not required to repair excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If Tenant remains in possession of the demised premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the demised premises as a tenant from month to month, subject to all of the other terms and conditions of this Lease insofar as the same are applicable to a month-to-month tenancy, but at a monthly rental equal to 200% of the monthly fixed annual rent, Tax Escalation Payment and Expense Payment last payable by Tenant hereunder. Nothing contained in this Section 28.1 shall (i) imply any right of Tenant to remain in the demised premises after the termination of this Lease without the execution of a new lease, (ii imply any obligation by Landlord to grant a new lease or (ii be construed to limit any right or remedy that Landlord has against Tenant as a holdover tenant or trespasser.

                                  ARTICLE 29

                             RULES AND REGULATIONS

          29.1 Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit G attached hereto and made part hereof entitled "Rules and Regulations"
---------
and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant and any dispute with respect to the reasonableness of any such additional Rules and Regulations shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Landlord agrees that it shall not enforce or fail to enforce any of the Rules and Regulations in a manner so as to apply the same in an unfairly discriminatory manner with respect to Tenant.

          Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                  ARTICLE 30

                            CONSENTS AND APPROVALS

          30.1 Wherever in this Lease Landlord's consent or approval is required and the lease provides that Landlord shall not unreasonably withhold or delay such consent or approval, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

          30.2 If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord's decision to refuse to consent to
(i) any assignment or subletting in accordance with the provisions of Article 11 hereof with respect to which Landlord expressly agreed not to withhold its consent, or (ii) any Alteration pursuant to the provisions of Article 2 or 6 hereof with respect to which Landlord expressly agreed not to withhold its consent, such dispute shall be settled and finally determined by arbitration in the County of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                                  ARTICLE 31

                                    NOTICES

          31.1 Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice, demand, consent, approvals, statement or disapproval shall be given, and shall be deemed to have been served and given when such notice or demand is mailed by registered or certified mail deposited enclosed in a securely closed post-paid wrapper, in a United States Government general or branch post office, or official depository with the exclusive care and custody thereof, or delivered to an overnight delivery service requiring a receipt, addressed to Landlord or to Tenant at its address set forth on page one (1) of this Lease (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building, directed to the attention of General Counsel). At such time as Tenant or anyone claiming under or through Tenant first occupies the demised premises for the conduct of its business, all such notices and demands shall be served or given to Tenant at the demised premises in lieu of its address on page one (1) hereof. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals statements or disapprovals.

          31.2 In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in Section 31.1 hereof.

                                  ARTICLE 32

                                   NO WAIVER

          32.1 No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the expiration or termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any term, provision, covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

          32.2 This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                  ARTICLE 33

                                   CAPTIONS

          33.1 The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                  ARTICLE 34

                             INABILITY TO PERFORM

          34.1 If, by reason of (i) strike, (ii labor troubles, (ii governmental preemption in connection with a national emergency, (iv any rule, order or regulation of any governmental agency, (v) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause or (vi any other cause beyond Landlord's reasonable control, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused, except as provided in Section 13.2 and 14.1.

                                  ARTICLE 35

                        NO REPRESENTATIONS BY LANDLORD

          35.1 Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                  ARTICLE 36

                         NAME OF THE BUILDING PROJECT

          36.1 Landlord shall have the full right at any time to name or change the name of the Building Project or the Building and to change the designated address of the Building Project or the Building.

                                  ARTICLE 37

                             RESTRICTIONS UPON USE

          37.1 It is expressly understood that no portion of the demised premises shall be used as, by or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, an advertising agency, a firm whose principal business is real estate brokerage, or a company engaged in the business of renting office or desk space.

                                  ARTICLE 38

                                   INDEMNITY

          38.1 Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense (including, without limitation, reasonable attorneys fees and expenses) arising from the use or occupation of the demised premises by Tenant or anyone in the demised premises with Tenant's permission, or from the breach of this Lease by Tenant, unless the liability or expense results from the reckless conduct or negligent acts or omissions of Landlord, its employees, agents or contractors.

                                  ARTICLE 39

                               SECURITY DEPOSIT

          39.1 Tenant has deposited with Landlord the sum of Twenty-Three Thousand Six 67/100 Dollars ($23,006.67) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Said sum shall be deposited in an interest bearing account, and the interest shall be paid annually to Tenant, provided that Tenant is not in material default hereunder beyond any applicable notice and grace periods. It is agreed that in the event Tenant defaults beyond applicable grace periods in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant at the expiration of this Lease.

          39.2  THIS SECTION HAS BEEN INTENTIONALLY DELETED.

          39.3 In the event of a sale of the Building or leasing, conveyance or transfer of the Building, Landlord shall have the right to transfer the security to the vendee, lessee or transferee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                  ARTICLE 40

                                 MISCELLANEOUS

          40.1 Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York.

          40.2 This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

          40.3 Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

          40.4 All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

          40.5 Time shall be of the essence with respect to the exercise of any option granted under this Lease.

          40.6 Except as otherwise provided herein whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

          40.7 In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

          40.8 Landlord or Landlord's agents have made no representations or promises with respect to the Building Project or the demised premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Landlord makes no representation as to the actual rentable square foot area of the demised premises, the Building, or the other improvements at the Building Project. By the execution of this Lease, Tenant hereby accepts possession of the demised premises in the condition in which it exists on the date hereof "as is" and further agrees that, except as expressly provided herein, Landlord shall have no obligation to perform any work or make any installations in order to prepare the demised premises for Tenant's occupancy. The execution of this lease by Tenant shall be conclusive evidence as against Tenant, that, on the date hereof, the demised premises and the Building were in good and satisfactory condition.

          40.9  Tenant represents, warrants and covenants that:

          (a) Tenant is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in
     Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "Plan"), nor is Tenant an entity whose assets constitute "plan assets" of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101;

          (b) Neither Tenant nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the United States Department of Labor ("PTE 84-14")) has, or during the immediately preceding year has exercised, the authority to appoint or terminate The Prudential Insurance Company of America ("Prudential") as investment manager of any assets of the employee benefit plans whose assets are held by Prudential or to negotiate the terms of any management agreement with Prudential on behalf of any such plan;

          (c)  Tenant is not a related party of Prudential within the meaning of
     Part V(h) of PTE 84-14; and

          (d)  The representations and warranties in the preceding subparagraphs
     (a), (b) and (c) are made for the benefit of the holders of the mortgages presently encumbering the Building (and their successors) and shall be deemed to be made for the benefit of such holders (and their successors). Such representations and warranties shall not be modified or rescinded without the written consent of such holders (or their successors).

          (e) The execution, delivery and performance by Tenant of this Lease have been duly authorized by all necessary corporate action.

                                  ARTICLE 41

                           COMMON AREAS AND PARKING

          41.1 Landlord shall provide and shall make available from time to time within the boundaries of the Land such parking facilities, driveways, entrances and exits thereto, landscape and planted areas, and other improvements and facilities, as Landlord shall at any time and from time to time deem appropriate (all the foregoing being collectively referred to in this Lease as "Common Areas"). Tenant and its officers, employees, agents, customers and
 ------------
invitees shall have a nonexclusive right, in common with Landlord and other tenants and occupants of the Building Project (and their employees and invitees) and contractors working at the Building Project to whom Landlord has granted or may hereafter grant rights, to use the Common Areas. The Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas, and Tenant agrees, after notice thereof, to abide by such rules and regulations and to cause its officers, employees, agents, customers and invitees to conform thereto. Landlord shall construct, operate, manage, equip, repair, landscape, and maintain the Common Areas for their intended purposes in such manner as Landlord shall, in Landlord's sole discretion, from time to time determine. Landlord's rights respecting the Common Areas shall include (but shall not be limited to) the following:

          (i) to construct, maintain and operate lighting facilities serving the Common Areas;

          (ii) from time to time to change the area, level, location and arrangement of parking areas and other Common Area facilities, to make installations therein and to move or remove such installations, and to change the location of, or permanently diminish or discontinue the use of, any portion of the Common Areas provided the number of parking spaces available for Tenant's use shall not be materially reduced;

          (iii) to restrict parking by tenants, their officers, agents, employees, customers and invitees, to designated areas;

          (iv) to discontinue, or restrict the use of, any portion of the Common Areas to such extent, and for such period of time, as may in the opinion of Landlord's counsel be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein;

          (v) to temporarily suspend the use of all, or any portion of, the Common Areas if required to comply with laws or the requirements of Landlord's insurers or to make any repairs or alterations thereto or if necessary in connection with the maintenance thereof; and

          (vi) to take any other action with respect to the Common Areas, as Landlord, in its sole discretion, shall determine to be advisable.

          41.2 Tenant's right to use the Common Areas shall be deemed to be an irrevocable license coterminous with the term of this Lease, and Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent by reason of Landlord's exercise of any right or rights respecting Common Areas reserved pursuant to Section 41.1 hereof, nor shall the exercise of any such right be deemed a constructive or actual eviction.

          41.3 Tenant shall be entitled to free use of a total of nineteen (19) parking spaces (seventeen (17) unreserved parking spaces in common with others and two (2) reserved parking spaces located in the first or second row of the parking area adjacent to the pedestrian bridge within close proximity to the Building). Tenant agrees that if Landlord shall designate specific parking spaces, it or its employees and invitees shall only use such designated parking spaces. Landlord agrees that it will not designate any such parking spaces in a discriminatory manner with respect to Tenant.

          41.4  With respect to the parking of vehicles at the Building Project:

          (a) If Landlord elects to designate a specific parking area for Tenant's use, Tenant shall require its personnel and visitors to park their vehicles only in parking spaces designated by Landlord for Tenant's use for its personnel and visitors on a "first come, first served" basis. Landlord reserves the right at all times to redesignate such parking spaces. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in any of the parking areas;

          (b) all parking spaces and any other parking areas used by Tenant, its personnel and visitors will be at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever;

          (c) there shall be no overnight parking and Tenant shall, and shall cause its personnel and visitors to, remove their automobiles from the parking area at the end of their working day. If any automobile owned by Tenant or by its personnel or visitors remains in the parking area overnight and the same interferes with the cleaning or maintenance of said area (snow or otherwise), any costs or liabilities incurred by Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to Landlord's equipment or equipment owned by others by reason of the presence of or removal of said automobile during such cleaning or maintenance shall be paid by Tenant to Landlord, as additional rent on the rent payment date next following the submission of a bill therefor; and

          (d) Tenant agrees not to use, or permit its employees or invitees to use, any portion of the parking areas which have been designated for the exclusive use of another tenant in the Building Project.

                                  ARTICLE 42

                               EXTENSION OF TERM

          42.1 Tenant shall have the right to extend the term of this Lease for one (1) additional term of five (5) years (the "Extension Term").
                                                --------------

          42.2 (a) The Extension Term shall commence upon the day following the Expiration Date and shall end on the last day of the calendar month in which occurs the day preceding the fifth (5th) anniversary of the commencement of the Extension Term. The option contained in this Section 41.2 shall be subject to the following terms and conditions:

          (i) Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of this Lease at
      ----------------
     least twelve (12) months prior to the commencement of the Extension Term;

          (ii) Tenant is not in default under the Lease in any material respect (beyond any applicable grace period) as of the time of the giving of the Extension Notice and the commencement of the Extension Term unless Landlord shall waive any such default in writing; and

          (iii) Tenant named herein is the actual occupant of not less than fifty percent (50%) of the usable area of the demised premises as of the time of the giving of the Extension Notice and the commencement of the Extension Term;

          (b) The fixed annual rent payable by Tenant to Landlord during the Extension Term shall be the higher of (i) One Hundred Thirty-Eight Thousand Forty 00/100 Dollars ($138,040.00) per year, or (ii) ninety-five percent (95%) of the then fair market rent for the demised premises (as determined in accordance with Section 42.4 herein).

          42.3  THIS SECTION HAS BEEN INTENTIONALLY DELETED.

          42.4  (a) After Landlord receives a notice from Tenant as specified in
Section 42.2(i), it shall make the initial determination of the fixed annual rent for the Extension Term ("Landlord's Submitted Rent"), which determination
                              -------------------------
will be Landlord's statement of the then fair market rent (as defined in Section 42.4(b) hereof) of the demised premises. Landlord shall give notice to Tenant of Landlord's Submitted Rent within thirty (30) days after receipt of such notice from Tenant. If Landlord and Tenant shall fail to agree upon the fixed annual rent for the Extension Term, within thirty (30) days after delivery of such notice by Landlord, then Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within ten (10) Business Days of the end of such thirty (30) day period, then the arbitrator chosen shall make the determination alone. If two arbitrators shall have been designated, within thirty (30) days thereafter such two arbitrators shall make their determinations of fixed annual fair market rent, as defined in Section 42.4(b), for the Extension Term, in writing and give notice thereof to each other and to Landlord and Tenant. Such two arbitrators shall have thirty (30) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of fixed annual rent for the Extension Term. If such two arbitrators shall concur as to the determination of such fixed annual rent, such concurrence shall be final and binding upon Landlord and Tenant. If such two arbitrators shall fail to concur, then such two arbitrators shall immediately designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator within five (5) days, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction for the designation of such arbitrator. All arbitrators shall be real estate appraisers or consultants who shall have had at least ten
(10) years continuous experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the County of Westchester and shall not be affiliated with Landlord or Tenant. The third arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after his designation, choose one of the determinations of the two arbitrators originally selected by the parties, and that choice by the third arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Section shall be final and binding in fixing the fixed annual rent for the Extension Term. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease.

          (b)   "Fair market rent" for purposes of this Article 42 shall mean
                 ----------------
the rental rate that would be paid in an arms-length transaction between a landlord who is under no compulsion to lease and a tenant who is under no compulsion to rent the premises in question, based upon the rental market for comparable premises in comparable buildings in Westchester County under terms (other than those pertaining to the payment of fixed annual rent) similar to those in this Lease.

          (c) Prior to the determination of the arbitrators, Tenant shall pay as the fixed annual rent for the Extension Term, the fixed annual rent payable for the immediately preceding term, and in the event the arbitrators determine that the fixed annual rent payable pursuant to this Section 42.4 is more than that being paid by Tenant, then Tenant shall pay the amount of such underpayment, with interest thereon at the Interest Rate, within thirty-five
(35) days after the arbitrators' determination.

          (d) For the purposes of facilitating the computations of sums due for fair market rent pursuant to Section 42.4(b): the sums payable pursuant to Articles 3 and 4, as calculated on a per square foot basis, for the Lease Year immediately preceding the commencement of the Extension Term shall be subtracted from the gross fixed annual rent for the Extension Term determined pursuant to this Section 42.4, as calculated on a per square foot basis; and in computing escalations with respect to such space under Articles 3 and 4 hereof the Land Tax Base Factor, the Building Tax Base Factor, the Building Expense Base Factor and the Non-Building Expense Base Factor shall remain unchanged.

          42.5 Except as provided in Section 42.2 hereof, Tenant's occupancy of the demised premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the commencement of the Extension Term, provided, however, that upon the expiration of the Extension Term Tenant shall have no further right to extend the term of this Lease and Landlord shall not be required to perform any work to prepare the demised premises for Tenant's occupancy.

          42.6 If Tenant does not send an Extension Notice pursuant to provisions of Section 42.2, this Article 42 hereof shall have no force or effect and the term of this Lease shall expire on the last day of the initial term hereof. At such time as Tenant exercises its option pursuant to this Article 42, Landlord or Tenant can request the other party hereto to execute an instrument setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the Extension Term.

          42.7 At such time as Tenant exercises its right to extend the term of this Lease as herein provided, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, the Extension Term.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                   PURCHASE CORPORATE PARK
                                    ASSOCIATES, L.P., Landlord

                                   By: PCPA, LLC, the General Partner



                                   By: /s/ Warren L. Schwerin,
                                       ------------------------------
                                       Warren L. Schwerin,
                                       a Co-Managing Member


                                   INTERLIANT, INC., Tenant


                                   By: /s/ Francis J. Alfano
                                       ------------------------------
                                       Name:  Francis J. Alfano
                                       Title: Sr. V.P.

                                   EXHIBIT A

                                   SITE PLAN

                                   EXHIBIT B

                              DESCRIPTION OF LAND


          All that certain plot, piece or parcel of land, situate, lying and being in the Town/Village of Harrison, County of Westchester and State of New York, being a 42.642 Acre Parcel of land shown and delineated on Map Number 20975 filed in the Office of the Clerk of Westchester County (Division of Land Records) on July 26th, 1982; said parcel also being a portion of Parcels "C" and "D" as shown on Map Number 19488 filed in the Office of the Clerk of Westchester County (Division of Land Records) on May 22nd, 1978, being more particularly bounded and described as follows:

          BEGINNING at a point on the northeasterly side of Route I-684 where the same is intersected by the southerly line of land now or formerly of Whitelaw Reid, said point being the northwesterly corner of Parcel "C" as shown on Filed Map No. 19488;

          running thence along said land of Whitelaw Reid, the following courses and distances:
          North 72 degrees 13' 05" East 321.205 feet,
          North 84 509' 40" East 333.53 feet,
          North 44 degrees 11' 00" East 453.19 feet,
          North 48 degrees 58' 00" East 29.71 feet,
          North 65 degrees 11' 30" East 200.54 feet and
          North 65 degrees 51' 30" East 56.95 feet to the division line between Parcel "C" and Parcel "F" and the southwesterly corner of said Parcel "F" as shown on Filed Map No. 19488;

          thence easterly along said division line along a curve to the right having a radius of 600.00 feet, the radial of which at its westerly end bears North 14 00' 31" West, said curve having a central angle 22 degrees 38' 22" a distance of 237.079 feet to the division line between Parcel "B" and Parcel "C" as shown on Filed Map No. 19488;

          thence along said division line, South 2 degrees 52' 00" West 720.135 feet to the division line between Parcel "C" and Parcel "B";

          thence along said division line, commencing in a northerly direction along a curve to the left having a radius of 70.00 feet, a central angle of 271 27' 23", a distance of 331.65 feet to a point of reverse curve;

          thence along a curve to the right having a radius of 50.00 feet, a central angle of 48 degrees 11' 23" a distance of 42.05 feet to a point of tangency;

          thence continuing along the division line between Parcel "C" and Parcel "B", South 40 degrees 24' 00" East 693.099 feet to a point of curve;

          thence along a curve to the right having a radius of 50.00 feet, a central angle of 64 degrees 21' 26" a distance of 56.162 feet to a point, said point being a non-tangent intersection on Parcel 228 as shown on Filed Map No. 20781;

          thence along the highway right-of-way, as established per said filed Map No. 20781 as follows: In a southwesterly direction along a curve to the left having a radius of 751.20 feet a central angle of 9 degrees 29' 38" a distance of 124.473 feet to a point of tangency;

          South 33 degrees 30' 33" West 447.23 feet,
          South 57 degrees 19' 19" West 23.62 feet,
          South 72 degrees 58' 51" West 78.52 feet, and
          South 67 degrees 39' 54" West 138.766 feet to a non-tangent intersection with the division line between Parcel "C" and Parcel "D" as shown on Filed Map No. 19488;

          thence along said division line in a northwesterly direction along a curve to the right having a radius of 400.00 feet, a central angle of 19 degrees 46' 54" a distance of 138.101 feet to a point of tangency and northeasterly side of Route I-684;

          thence along the northeasterly side of Route I-684, the following courses and distances:
          North 63 degrees 19' 08"  West 462.679 feet,
          South 45 degrees 59' 00" West 593.505 feet,
          South 45 degrees 30' 27" West 138.225 feet, and
          South 23 degrees 35' 05" West 535.16 feet, to the point and place of Beginning.

                                   EXHIBIT C

                                  FLOOR PLAN

                                  "EXHIBIT C"

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT D

                             WORK LETTER TO LEASE
                                    BETWEEN
                   PURCHASE CORPORATE PARK ASSOCIATES, L.P.
                                      and
                               INTERLIANT, INC.


          Section 1.1 The provisions of this Exhibit D shall have the same force and effect as if this Exhibit is a numbered Article in the Lease and all defined terms herein shall have the same meaning as given them in the Lease.

          Section 2.1 Landlord hereby agrees to perform work at the demised premises, as set forth in the plans and specifications annexed hereto as Exhibit D-1 and initialed by the Tenant ("Landlord's Work"). Landlord's Work shall be
                                  ---------------
promptly commenced and shall be diligently performed at Landlord's cost and expense, in a good and workmanlike manner by August 1, 2000 subject to Tenant Delays (as hereinafter defined) or the causes set forth in Article 34 of the Lease ("Force Majeure"). In addition, any changes in Landlord Work requested by
        -------------
Tenant (which Landlord may approve or disapprove in its sole discretion) shall be performed at Tenant's sole cost and expense.

          Section 2.2  Tenant Delay. If (A) a delay shall occur in the
                       ------------
completion of the Landlord Work as the result of any of the following (herein referred to as a "Tenant Delay") (i) any direction by Tenant that Landlord hold
                  ------------
up proceeding with a segment of Landlord Work preliminary to a possible change therein by Tenant or for any other reason, (ii) a failure by Tenant to execute this Lease on or before May 15, 2000; (iii) a failure by Tenant to approve the plans and specifications for the Landlord Work on or before May 31, 2000, (iv) any change by Tenant in any plan, specification or finish information to be furnished by Tenant, if any, (v) any delay caused by any other act or omission of Tenant, its agents, employees or contractors, (vi) the fact that a change requested by Tenant to Landlord Work requires lead time to obtain or construction time to perform, in excess of that required for Landlord's standard work with reasonable diligence in obtaining and performing the same on the part of Landlord ("Long Lead Items"), or (vii) if work is to be done by Tenant, its
              ---------------
employees or contractors, which under good construction scheduling practice should be completed before some portion of Landlord Work is done, and Landlord's Work is not completed on schedule, then (B) the Commencement Date shall (even though no Certificate of Occupancy has been issued or Landlord Work has not been substantially completed) be deemed, but only for the purpose of determining the commencement of fixed annual rent and additional rent, to be one day earlier than provided for in Article 2 of the Lease for each day of such delay.

                                  EXHIBIT D-1

                           PLANS AND SPECIFICATIONS

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT E

                              HVAC SPECIFICATIONS

H.V.A.C.:
--------

Year round air conditioning systems capable of providing and maintaining design criteria as follows:

Design Condition         Inside Condition         Outside Condition
----------------         ----------------         -----------------
Cooling Cycle            76 degr. D.B.F.          90 degr. D.B.F.

                         50% R.H.                 77 degr. W.B.F.

Heating Cycle            65 degr. F.              0 degr. F.

These design standards are based on an occupancy of not more than one (1) person per 150 square feet and a total connected load not to exceed 3 watts per square foot for lighting and standard electrical office power, all in accordance with State and Federal regulations.

The system shall be designed to furnish not less than .05 cubic feet per minute of fresh air and not less than 1.0 cubic feet per minute of total supply air per square foot of the premises.

The air conditioning system shall combine use of periphery heating and one (1) variable volume air conditioning control unit per 1,500 square feet with ceiling diffusers and thermostatic controls.

                                   EXHIBIT F

                            CLEANING SPECIFICATIONS
                                      FOR
                            THE CENTRE AT PURCHASE
                        GENERAL OFFICE AND PUBLIC AREAS
                        -------------------------------


Daily
-----

 1. Sweep or dry mop all resilient tile and wood floors; remove gum, tar, etc. adhering to floors.

 2.  Empty and damp wipe all ashtrays.

 3.  Empty and damp wipe waste baskets.

 4.  Remove trash to designated area.

 5. Dust all horizontal surfaces with treated dust cloths; this includes furniture, files, equipment, blinds, louvers, etc. that can be reached without use of a ladder.

 6. Damp wipe with germicidal solutions all telephones (including dials and crevices).

 7. Spot clean to remove smudges, marks and fingerprints from walls, equipment, doors, partitions, light switches, etc. within reach.

 8.  Wash chalk boards as requested by tenants.

 9.  Wash water fountains with germicidal solution.

10.  Wash cafeteria tables and chairs.

11. Damp mop all non resilient floors such as terrazzo, ceramic tile, quarry, tile, etc.

12.  Thoroughly clean all elevator cabs and landing doors.

13.  Clean lobby entrance doors and glass.

14.  Turn off all lights when areas have been cleaned.

Weekly
------

 1. Wash glass in display windows, building directory, entrance doors and show windows, both sides.

 2.  Spot clean interior partitions and desk glass to remove smudge marks.

 3.  Sweep all stair areas.

 4.  Scrub and recondition resilient tile floors.

 5.  Brush all fabric covered chairs with lint brush.

 6.  Vacuum three times weekly.

Monthly
-------

 1. Scrub and recondition resilient tile floors using buffable non slip floor finish.

 2.  Vacuum all ceiling and wall air supply and exhaust diffusers and grills.

 3.  Wash all stairwell landing and treads.

Quarterly
---------

 1. High dust all horizontal and vertical surfaces not reached in nightly cleaning such as pipes, light fixtures, door frames, picture frames, etc.

 2.  Vacuum or dust all books in place.

 3.  Wash and polish vertical terrazzo or marble surfaces.

 4. Damp wipe diffusers, vents, grills, etc., including surrounding wall or ceiling areas that are soiled.

Semi-Annually
-------------

 1.  Wash exterior windows.

Annually
--------

 1.  Wash light fixtures including reflectors, globes, diffusers and trim.

 2.  Wash walls in corridors, lobbies and cafeteria.

 3. Clean all vertical surfaces not attended to in nightly, weekly, monthly or quarterly schedules.

                                   RESTROOMS
                                   ---------
Daily
-----

 1. Clean mirrors, soap dispensers, shelves, basins, exposed plumbing, dispensers and disposal units using disinfectant solution.

 2.  Damp wipe all ledges, toilet stalls and doors.

 3.  Spot clean light switches, doors and walls.

 4.  Thoroughly clean commodes and urinals with disinfectant solution.

 5. Pour one ounce of bowl cleaner into bowls and urinals when finished cleaning. Do not flush.

 6.  Remove all trash to designated area.

 7.  Refill all soap, toilet tissue and towel and other dispensers.

 8.  Damp mop tile floors with disinfectant solution.

 9.  Clean all baseboards.

Weekly
------

 1. Brush all fabric covered chairs and couches in the Ladies lounges with a lint brush.

Monthly
-------

 1.  Vacuum all ceiling and wall air supply and exhaust units.

Quarterly
---------

 1. High dust all horizontal and vertical surfaces not reached in nightly cleaning.

 2.  Damp wash diffusers, vents and grills.

Annually
--------

 1.  Wash light fixtures.

 2.  Wash walls with disinfectant solution.

 3.  Machine scrub floors using disinfectant solutions.

                                   EXHIBIT G

                             RULES AND REGULATIONS


          1. The sidewalks and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises.

          2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of Landlord, unless installed by Landlord.

          3. Except as provided in the Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the demised premises or Building or on corridor walls. Signs on entrance door or doors shall be subject to Landlord's approval which shall not be unreasonably withheld. Signs on doors shall, at the tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord, which approval shall not be unreasonably withheld. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

          4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and door that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed outside of the demised premises.

          5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

          6.   Intentionally omitted.

          7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

          8. No tenant shall in any way deface any part of the demised premises or the Building of which they form a part. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

          9. No bicycles, vehicles or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the premises. No cooking shall be done or permitted by Tenant in the demised premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be primarily used by Tenant's employees for heating beverages and light snacks. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

          10. No space in the Building shall be used for the manufacturing or distribution or for the storage of merchandise or for the sale at auction or manufacture, or otherwise of merchandise, goods or property of any kind.

          11. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, or windows or down the passageways.

          12. No tenant, nor any of the tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the demised premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids, reproduction fluids and solvents required in the normal operation of tenant's business offices.

          13. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of the Landlord and unless and until a duplicate key is delivered to Landlord, except with respect to security areas so designated by Tenant, which shall in no event exceed five percent (5%) of the rentable area of the demises premises. Each tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

          14. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

          15.  Intentionally omitted.

          16. Landlord shall have the right to prohibit any advertising by any tenant mentioning the Building which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenants shall refrain from or discontinue such advertising.

          17. In order that the Building can and will maintain a uniform appearance to those outside of same, each tenant in building perimeter areas shall (a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard venetian or vertical blinds in window areas which are visible from the outside of the Building.

          18. Landlord reserves the right to exclude from the Building between the hours of 6:30 p.m. and 7:30 a.m. and at all hours on non-business days all persons who do not present a pass to the Building signed by a tenant. Each tenant shall be responsible for all persons for whom such pass is issued and shall be liable to Landlord for all acts of such persons.

          19. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

          20. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

          21.  Intentionally omitted.

          22. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

          23. There shall not be used in any space, or in the public halls of any building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators which have not been prepared for use to carry freight.

          24. Tenants, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close venetian or vertical blinds or drapes when sun's rays fall directly on windows of demised premises.

          25. After the initial work, replacement of ceiling tiles after they are removed for Tenant by telephone company installers, in the public corridors, will be charged to Tenant on a per tile basis.

          Whenever and to the extent that the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Articles of this Lease, the provisions of the Articles shall govern.